Lordstown Motors Reports Fourth Quarter and Fiscal Year 2021

Financial Results

LORDSTOWN, OH (February 28, 2022) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors” or “LMC”), a provider of electric light duty trucks focused on the commercial fleet market, today released its fourth quarter and fiscal year 2021 financial results and provided a business update.

Fourth Quarter and Recent Key Business Highlights

●	Ended 2021 with a cash balance of $244 million, $79 million above the midpoint of the previously issued outlook on disciplined spending, favorable working capital, additional equity issuances and a deferral of certain investments into 2022
●	Executed the asset purchase agreement with Foxconn to initiate the Company’s strategic shift to a less capital-intensive business model focused on developing, engineering, testing and industrializing vehicles in partnership with Foxconn, with Foxconn manufacturing the Endurance in the Lordstown facility
●	Raised $182 million in capital, comprised primarily of $100 million in down payments by Foxconn for sale of the Lordstown facility, $50 million from the sale of common stock to Foxconn and $30 million in other equity issuances; an additional $50 million down payment from Foxconn was received on January 28, 2022
●	Began building and testing Endurance pre-production vehicles for validation and homologation
●	Strengthened the senior leadership team and managed a challenging operating environment throughout 2021, including the impacts of COVID-19 and supply chain disruptions

Outlook:

●	Reaffirm third quarter 2022 target for commercial production and sales of the Endurance
●	Expect commercial production and sales of the Endurance of approximately 500 units in 2022 growing to as many as 2,500 units in 2023
●	Anticipate investments in hard tooling and other actions to drive significant reduction in the Endurance bill of materials into 2023 and beyond
●	Working toward finalizing the Foxconn transaction, including the contract manufacturing agreement, and seeking an agreement and funding structure to develop new vehicles in collaboration with Foxconn based off the MIH platform
●	Continue efforts to raise additional capital to fund commercial launch of the Endurance and operating plan

Executive Commentary

“The fourth quarter marked a significant strategic shift for Lordstown Motors,” said Dan Ninivaggi, Chief Executive Officer of Lordstown, “We executed the asset purchase agreement with Foxconn and have made substantial progress on the terms of our contract manufacturing agreement, subject to review by the Committee on Foreign Investment in the US (CFIUS). I believe the Foxconn partnership is a critical step in unlocking the full potential of the Lordstown facility and brings multiple benefits to LMC. Our ongoing discussions with Foxconn are focused on reaching a definitive agreement for the joint development of future vehicles off the MIH platform with an appropriate funding structure to enable us to raise the necessary capital for the success of our partnership.”

“Our organization’s top priority remains bringing the Lordstown Endurance full size all-electric pickup to market as quickly and efficiently as possible,” said Edward Hightower, President of Lordstown. “In the fourth quarter and into 2022, we continued to build and test pre-production vehicles that we are using to complete a variety of validation activities needed to achieve full homologation. Despite ongoing challenges securing parts and other supply chain issues, we continue to target commercial production and sales in the third quarter of 2022. We have a unique vehicle that will offer a superior combination of handling, traction control, torque and turning radius that we are confident will be appreciated by our customers. With fewer moving parts than more conventional propulsion systems, we also believe the Endurance will have advantages in overall maintenance costs.”

Fourth Quarter 2021 Results

In the fourth quarter, we incurred $85 million in operating expenses and $30 million in capital expenditures to continue our progress towards the commercial launch of the Endurance. We also raised $182 million in new capital, including $150 million from Foxconn in equity and down payments under the asset purchase agreement, and $30 million primarily from equity issuances under our equity purchase agreement.

“I am truly pleased by how our team navigated through 2021 given the macro headwinds, our strategic shift, and management transitions” said Adam Kroll, Chief Financial Officer of Lordstown. “We exercised discipline in our spending activity, made substantial progress towards the launch of the Endurance, and invested in our people, processes and technologies. However, we understand that raising additional capital in the near term is critical to the successful launch of the Endurance and the execution of our operating plan.”

For the full year, we expended $388 million in operating cash flow and $286 million in investing, along with raising $288 million from financing activities. The capital raises consisted of the $150 million from Foxconn, $82 million from the exercise of warrants and almost $56 million from the equity purchase agreement and employee option exercises.

Please refer to “Forward Looking Statements” below.

Conference call Information

Lordstown Motors will host a conference call at 8:30 a.m. Eastern Time today (Monday, February 28, 2022). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website, as well as the investor presentation deck, at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

About Lordstown Motors Corp.

Lordstown Motors is an electric vehicle (EV) innovator developing high-quality light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as its first vehicle being launched in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Contacts:

Investors

Carter W. Driscoll, CFA

IR@lordstownmotors.com

Media

Colleen Robar

crobar@robarpr.com

313.207.5960

Financial Results

Lordstown Motors Corp.

Consolidated Statements of Operations

(Amounts in thousands, except per share data -- Unaudited)

	Three months ended	Three months ended	Year ended	Year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$—	$—	$—	$—
Operating expenses
Selling, general and administrative expenses	25,894	10,606	105,362	31,316
Research and development expenses	58,770	27,747	284,016	70,967
Amortization of intangible assets	—	—	11,111	—
Total operating expenses	$84,664	$38,353	$400,489	$102,283
Loss from operations	(84,664)	(38,353)	(400,489)	(102,283)
Other income (expense)
Other income (expense)	3,709	(23,396)	(10,079)	(20,866)
Interest (expense) income	(196)	20	200	(901)
Loss before income taxes	$(81,151)	$(61,729)	$(410,368)	$(124,050)
Income tax expense	—	—	—	—
Net loss	$(81,151)	$(61,729)	$(410,368)	$(124,050)
Loss per share attributable to common shareholders
Basic & Diluted	(0.42)	(0.37)	(2.27)	(1.28)
Weighted-average number of common shares outstanding
Basic & Diluted	193,034	165,968	180,722	96,716

Lordstown Motors Corp.

Consolidated Statements of Operations

(Amounts in thousands, except per share data -- Unaudited)

	Three months ended	Three months ended	Three months ended	Three months ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net sales	$—	$—	$—	$—
Operating expenses
Selling, general and administrative expenses	14,394	33,793	31,281	25,894
Research and development expenses	91,812	76,544	56,890	58,770
Amortization of intangible assets	—	—	11,111	—
Total operating expenses	$106,206	$110,337	$99,282	$84,664
Loss from operations	(106,206)	(110,337)	(99,282)	(84,664)
Other (expense) income
Other (expense) income	(19,132)	1,877	3,467	3,709
Interest income (expense)	127	260	9	(196)
Loss before income taxes	$(125,211)	$(108,200)	$(95,806)	$(81,151)
Income tax expense	—	—	—	—
Net loss	$(125,211)	$(108,200)	$(95,806)	$(81,151)
Loss per share attributable to common shareholders
Basic & Diluted	(0.72)	(0.61)	(0.54)	(0.42)
Weighted-average number of common shares outstanding
Basic & Diluted	174,325	176,585	178,761	193,034

Lordstown Motors Corp.

Consolidated Balance Sheets

(Amounts in thousands except share data)

	December 31, 2021	December 31, 2020
ASSETS:
Current Assets
Cash and cash equivalents	$244,016	$629,761
Accounts receivable	—	21
Prepaid expenses and other current assets	47,121	24,663
Total current assets	$291,137	$654,445
Property, plant and equipment	382,746	101,663
Intangible assets	1,000	11,111
Other non-current assets	13,900	—
Total Assets	$688,783	$767,219
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts payable	$12,098	$32,536
Accrued and other current liabilities	35,507	1,538
Purchase price down payment from Foxconn	100,000	—
Total current liabilities	$147,605	$34,074
Note payable	—	1,015
Warrant and other non-current liabilities	1,578	101,392
Total liabilities	$149,183	$136,481
Stockholders’ equity
Class A common stock, $0.0001 par value, 300,000,000 shares authorized; 196,391,349 and 168,007,960 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	$19	$17
Additional paid in capital	1,084,390	765,162
Accumulated deficit	(544,809)	(134,441)
Total stockholders’ equity	$539,600	$630,738
Total liabilities and stockholders' equity	$688,783	$767,219

- - -

Lordstown Motors Corp.

Consolidated Statements of Cash Flow

(Amounts in thousands except share data)

	Year ended	Year ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities
Net loss	$(410,368)	$(124,050)
Adjustments to reconcile net loss to cash used by operating activities:
Stock-based compensation	18,689	2,755
Non-cash change in fair value related to warrants	11,873	23,493
Amortization of intangible assets	11,111	—
Forgiveness of note payable	(1,015)	—
Gain on disposal of fixed assets	—	(2,346)
Changes in assets and liabilities:
Accounts receivables	21	(21)
Prepaid expenses and other assets	(34,124)	(24,663)
Accounts payable	(17,008)	25,767
Accrued expenses and other liabilities	32,831	(531)
Cash used by operating activities	$(387,990)	$(99,596)

Cash flows from investing activities
Purchases of capital assets	$(284,514)	$(52,645)
Purchase of intangible assets	(1,000)	—
Proceeds from the sale of capital assets	—	2,396
Cash used by investing activities	$(285,514)	$(50,249)

Cash flows from financing activities
Down payment received from Foxconn	$100,000	$—
Cash proceeds from exercise of warrants	82,016	30,692
Proceeds from Equity Purchase Agreement, net of issuance costs	49,375	—
Cash received in recapitalization, net of transaction costs	—	701,520
Cash received from Foxconn Subscription Agreement	50,000	—
Issuance of common stock	6,368	6,439
Proceeds from notes payable	—	38,796
Cash provided by financing activities	$287,759	$777,447
(Decrease) increase in cash and cash equivalents	$(385,745)	$627,602
Cash and cash equivalents, beginning balance	629,761	2,159
Cash and cash equivalents, ending balance	$244,016	$629,761

Forward Looking Statements

This press release includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; our liquidity position; the need to raise substantial additional capital to continue ongoing operations; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; supply chain disruptions; the potential inability to source essential components; our inability to develop a sales distribution network; the ability to protect our intellectual property rights; and the failure to obtain required regulatory approvals. Furthermore, potential supply chain disruptions, and their consequences on testing and other activities, could present challenges that impact the timing of our commercial production. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. In addition, the closing of the transactions contemplated by the Asset Purchase Agreement is subject to certain conditions, including regulatory approvals and the negotiation and execution of a contract manufacturing agreement, so there can be no assurance we will enter into a definitive joint venture agreement with Foxconn to co-design and develop vehicle programs.